Exhibit d(15)

AMENDED AND RESTATED

SCHEDULE A AND SCHEDULE B

DATED AS OF JUNE 7, 2017

TO

INVESTMENT ADVISORY AGREEMENT

DATED AS OF JUNE 15, 2005

BETWEEN

CRM MUTUAL FUND TRUST

AND

CRAMER ROSENTHAL MCGLYNN, LLC

Schedule A and Schedule B to the Investment Advisory Agreement between CRM Mutual Fund Trust and Cramer Rosenthal McGlynn, LLC dated as of June 15, 2005 are hereby amended and restated as of the date set forth above as follows:

SCHEDULE A

TO

INVESTMENT ADVISORY AGREEMENT

BETWEEN

CRM MUTUAL FUND TRUST

AND

CRAMER ROSENTHAL MCGLYNN, LLC

Name of Funds

CRM Small Cap Value Fund

CRM Small/Mid Cap Value Fund

CRM Mid Cap Value Fund

CRM Large Cap Opportunity Fund

CRM All Cap Value Fund

CRM International Opportunity Fund

CRM Long/Short Opportunities Fund

SCHEDULE B

TO

INVESTMENT ADVISORY AGREEMENT

BETWEEN

CRM MUTUAL FUND TRUST

AND

CRAMER ROSENTHAL MCGLYNN, LLC

Fee Schedule

Fund	Annual Fee as a % of Average Daily Net Assets

CRM Small Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM Small/Mid Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM Mid Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM Large Cap Opportunity Fund	.55% of the Fund’s average daily net assets.

CRM All Cap Value Fund	.95% of the Fund’s first $1 billion of average daily net assets; .90% of the Fund’s next $1 billion of average daily net assets; and .85% of the Fund’s average daily net assets over $2 billion.

CRM International Opportunity Fund	.90% of the Fund’s first $2 billion of average daily net assets; and .85% of the Fund’s average daily net assets over $2 billion.

CRM Long/Short Opportunities Fund	1.50% of the Fund’s average daily net assets.

IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:	/s/ Ronald H. McGlynn
Name:	Ronald H. McGlynn
Title:	Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By:	/s/ Carlos Leal
Name:	Carlos Leal
Title:	Chief Financial Officer